Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Widepoint Corporation pertaining to the Widepoint Corporation 2017 Omnibus Incentive Plan of our report dated March 30, 2017, relating to the consolidated financial statements of Widepoint Corporation appearing in its Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission.

/s/ Moss Adams LLP

Scottsdale, Arizona

March 1, 2018